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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Komag, Incorporated on Forms S-8 (File Nos. 33-53432, 33-45469, 33-41945, 33-25230, 33-19851, 33-16625 and 33-80594) of our report dated January 27,
1995, on our audits of the financial statements of Asahi Komag Co., Ltd. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K/A

                                   Chuo Audit Corporation

Tokyo, Japan
August 24, 1995